EXHIBIT 4.12


         THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. NEITHER THIS NOTE NOR THE SECURITIES REPRESENTED HEREBY MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE LENDER, REASONABLY ACCEPTABLE TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                               DELTA MUTUAL, INC.
                        10% CONVERTIBLE PROMISSORY NOTE

$550,000                                                             May 1, 2007
                                                      Sellersville, Pennsylvania


         FOR VALUE RECEIVED, DELTA MUTUAL INC., a Delaware corporation (the "Company"), with offices at 111 North Branch Street, Sellersville, PA 18960, promises to pay to GZSZ, a New York corporation, (the "Lender"), of 199 Lee Avenue, Suite # 188, Brooklyn, NY 11211 in lawful money of the United States of America, the principal sum of Five Hundred Fifty Thousand Dollars ($550,000), together with interest from the Funding Dates (as defined below) of this Note on the unpaid principal balance at a rate equal to ten percent (10.0%) per annum, computed on the basis of a year of 360 days and compounded annually on the last day of the calendar year. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable at any time after the earlier of (i) the Maturity Dates (as defined below), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Lender or made automatically due and payable in accordance with the terms hereof.

Lender agrees to provide the principal amount of this Note to the Company by wire transfer in two tranches as follows: the first tranche of Two Hundred Fifty Thousand Dollars ($250,000), as of the date hereof; and the second tranche of Three Hundred Thousand Dollars ($300,000) on June 27, 2007 (collectively, the "Funding Dates").

         The following is a statement of the rights of the Lender and the conditions to which this Note is subject, and to which the Lender, by the acceptance of this Note, agrees:

      1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

            1.1 "Common Stock" shall mean the common stock, par value $.0001 per share, of Delta Mutual, Inc., a Delaware corporation.


            1.2 "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

            1.3 "Event of Default" has the meaning given in Section 6 hereof.

            1.4 "Lender" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

            1.5 "Maturity Dates" shall mean twelve (12) months from the date of the respective Funding Dates.

            1.6 "Obligations" shall mean all obligations, owed by the Company to the Lender, now existing or hereafter arising under or pursuant to the terms of this Note.

            1.7 "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock the Company, a limited liability the Company, an unincorporated association, a joint venture or other entity or a governmental authority.

      2. Interest. All accrued and unpaid interest on this Note shall be due and payable on the Maturity Dates.

      3. Seniority. This Note shall be senior to all term and convertible notes, issued by the Company and outstanding as of the date hereof, except that this Note shall be subordinate to and rank behind in seniority to four demand notes issued by the Company in the aggregate principal amount of $270,655 (the "Demand Notes") that are outstanding as of the date hereof.

      4. Repayment at the Company's Option. At any time after the date hereof and prior to the Maturity Date, the Company may repay this Note, including all interest accrued on this Note, without penalty or premium, in whole or in part; provided that any such repayment will be applied first to the payment of unpaid interest accrued on this Note and second, to the payment of principal of this Note, by providing ten (10) days prior written notice to the Lender. Notwithstanding the foregoing, prior to the expiration of the ten-day notice period, the Lender shall have the right to convert this Note in accordance herewith prior to any such repayment, as set forth in Section 8.1 hereof.

      5. Representations and Warranties of The Lender. The Lender represents and warrants to the Company upon the acquisition of the Note as follows:

            5.1 Binding Obligation. The Lender has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note is a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

            5.2 Securities Law Compliance. The Lender has been advised that this Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Lender is aware that the Company is under no obligation to effect any such registration with respect to this Note or to file for or comply with any exemption from registration. The Lender is purchasing this Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Lender has such knowledge and experience in financial and business matters that the Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.


      6. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

            6.1 Failure to Comply With Covenants. The Company shall have failed to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Note and has failed to cure such default within fifteen (15) business days after the Company's receipt of written notice from the Lender of such default;

            6.2 Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

            6.3 Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

      7. Rights of The Lender upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 6.2 and 6.3) and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 6.2 and 6.3, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Lender may exercise any other right, power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      8. Conversion.

            8.1 Optional Conversion by the Lender. At any time after the date hereof and prior to the Maturity Dates, the Lender may convert all or any portion of the outstanding principal balance of this Note, and, unless paid in cash by or on behalf of the Company, all accrued and unpaid interest thereon, into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock into which this Note may be converted (the "Conversion Shares") shall be determined by dividing the aggregate principal amount, and, if applicable, accrued and unpaid interest, of the Note by the Conversion Price (as defined below) in effect at the time of such conversion. The "Conversion Price" shall be equal to $0.05 per share (subject to adjustment for stock splits, combinations and other similar transactions, and as set forth below in Section 8.5).

            8.2 Optional Conversion by the Company. On and after 180 days from the respective Funding Dates, the Company, in its sole discretion, shall have the right, but not the obligation, to convert the entire principal amount, and, if applicable, accrued and unpaid interest, of the Note into fully paid and nonassessable shares of Common Stock, if the closing bid price of a share of Common Stock is Fifty Cents ($0.50) per share, or higher, for ten (10) consecutive trading days.

            8.3 Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. Upon conversion of this Note in full, the Company shall be forever released from all its obligations and liabilities under this Note

            8.4 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount and, if applicable, accrued and unpaid interest, of the Note, without limitation of such other remedies as shall be available to the Lender of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. 8.5

            8.5 Adjustment to Conversion Price. In the event that the Company shall at any time subdivide the outstanding securities into which this Note shall be convertible, or shall issue a stock dividend on the securities into which this Note shall be convertible, the number of Conversion Shares immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Conversion Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities into which this Note shall be convertible, the number of Conversion Shares immediately prior to such combination shall be proportionately decreased, and the Conversion Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be. The foregoing notwithstanding, for so long as any portion of the principal amount, and, if applicable, accrued and unpaid interest, of this Note is outstanding, if the Company issues shares of Common Stock or other securities convertible into Common Stock, at a price per share below $0.05, then the Conversion Price shall be adjusted to the price per share of the shares of Common Stock or convertible securities so issued by the Company.

      9. Covenants of The Company. The Company will, until the earlier to occur of the conversion or repayment in full of this Note, have authorized a sufficient number of shares of each class or series of capital stock into which this Note is convertible pursuant to Section 8 hereof and shall reserve for issuance upon conversion hereof a sufficient number of shares thereof.

      10. Registration Rights. If at any time, the Company proposes to register any of its securities under the Securities Act (the "Act"), whether or not for its own account (other than by a registration statement on Form S-8 or Form S-4), it shall give written notice to Lender of its intent to file a registration statement and include in such registration statement that number of Conversion Shares held by Lender or that number of shares requested by Lender to be included in such registration statement upon conversion, subject to the limitations set forth in this Section 10 ("Piggyback Registration Rights").

            10.1 Underwritten Public Offerings. If the Company elects to register its securities by or through an underwriter, the Lender may elect to sell its Conversion Shares on the same terms and conditions as apply to other selling shareholders or may elect not to have its Conversion Shares included in such registration. The Company shall pay all expenses in connection with the registration of Lender's Conversion Shares pursuant to the Piggyback Registration Rights.

            10.2 Priority in Piggyback Registration. The Company shall not be required to include any Conversion Shares to the extent the managing underwriter reasonably believes and advises Lender that inclusion of such shares would materially adversely affect such offering; provided, however, that any such reduction or elimination shall be pro rata among all other holders of Common Stock exercising any registration rights in proportion to the respective number of shares of Common Stock requested to be registered, if any.

      11. Successors and Assigns. Subject to the restrictions on transfer described in Sections 13 and 14 below, the rights and obligations of the Company and the Lender of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      12. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Lender.


      13. Transfer of this Note or Securities Issuable on Conversion Hereof. This Note may not be sold, assigned or transferred by the Lender. With respect to any sale or other disposition of the securities into which this Note may be converted, the Lender will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Lender's counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify the Lender that the Lender may sell or otherwise dispose of such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for the Lender, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify the Lender promptly after such determination has been made. Each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note or the securities underlying this Note shall be recorded in registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note or such securities for transfer, the Company shall treat the registered Lender hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever.


      14. Assignment by The Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Lender.

      15. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses or facsimile numbers of the parties. All such notices and communications shall be effective
(a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

      16. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

      17. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law provisions of the Commonwealth of Pennsylvania, or of any other state.

      IN WITNESS WHEREOF, The Company has caused this Note to be issued as of the date first written above.

                                             DELTA MUTUAL, INC.
                                             a Delaware corporation


                                             By:   /s/ Peter F. Russo
                                                ---------------------
                                             Name:     Peter F. Russo
                                             Title:    President & CEO